                               EXHIBIT (8)(h)(3)

                 AMENDED SCHEDULE A TO PARTICIPATION AGREEMENT

                       PARTICIPATION AGREEMENT ADDENDUM

                                  SCHEDULE A
                                   Accounts

                         Effective Date:  July 1, 2001

This Schedule shall be effective as of the date listed above, and replaces and supersedes Schedule A to the Participation Agreement dated April 1, 1991 (as amended) among Variable Insurance Products Fund, Variable Insurance Products Fund II, Fidelity Distributors Corporation and Transamerica Life Insurance Company.

------------------------------------------------------------------------------------------------
                                                                      Date of Resolutions of
                                                                       Company's Board which
       Name of Contracts                 Name of Accounts            established the Accounts
------------------------------------------------------------------------------------------------
       Fidelity Income Plus              Fidelity Variable             August 24, 1979 (by an
    Individual Variable Annuity          Annuity Account              affiliate subsequently
             Contracts                                               acquired by the Company)
------------------------------------------------------------------------------------------------
       Transamerica Landmark
   Individual and Group Variable      Separate Account VA B              January 19, 1990
         Annuity Contracts
------------------------------------------------------------------------------------------------
       Transamerica Freedom
   Individual and Group Variable      Separate Account VA B              January 19, 1990
         Annuity Contracts
------------------------------------------------------------------------------------------------
     Retirement Income Builder          Retirement Builder
    Individual Variable Annuity      Variable Annuity Account             March 29, 1996
             Contracts
------------------------------------------------------------------------------------------------
     Immediate Income Builder           Retirement Builder
    Variable Annuity Contracts       Variable Annuity Account             March 29, 1996
------------------------------------------------------------------------------------------------
    Portfolio Select Individual         Retirement Builder
    Variable Annuity Contracts       Variable Annuity Account             March 29, 1996
------------------------------------------------------------------------------------------------
   Retirement Income Builder II         Retirement Builder
        Individual Variable          Variable Annuity Account             March 29, 1996
         Annuity Contracts
------------------------------------------------------------------------------------------------
        Transamerica Extra            Separate Account VA C              February 20, 1997
       Individual and Group
    Variable Annuity Contracts
------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------
Transamerica Access Individual        Separate Account VA D              February 20, 1997
           and Group
  Variable Annuity Contracts
------------------------------------------------------------------------------------------------
  Privilege Select Individual         Separate Account VA E              February 20, 1997
  Variable Annuity Contracts
-------------------------------------------------------------------------------------------------
     Premier Asset Builder            Separate Account VA F                May 15, 2000
      Individual Variable
       Annuity Contracts
------------------------------------------------------------------------------------------------
  Immediate Income Builder II         Separate Account VA J                May 15, 2000
 Individual Variable Immediate
       Annuity Contracts
------------------------------------------------------------------------------------------------
          Advantage V               PFL Corporate Account One             August 10, 1998
------------------------------------------------------------------------------------------------
         PFL Variable              PFL Variable Life Account A             July 1, 1999
     Universal Life Policy
------------------------------------------------------------------------------------------------
 Legacy Builder Plus Variable             Legacy Builder                 November 20, 1998
     Universal Life Policy               Separate Account
------------------------------------------------------------------------------------------------


In witness whereof, we have hereunto set our hand as of the dates indicated:

Transamerica Life Insurance Company      Variable Insurance Products Fund

By:    /s/ Larry N. Norman               By:    /s/ Robert A. Dwight
       -----------------------------            ----------------------------

       Larry N. Norman                          Bob Dwight
       -----------------------------            ----------------------------

Title: President                         Title: Treasurer
       -----------------------------            ----------------------------


Fidelity Distributors Corporation        Variable Insurance Products Fund II

By:    /s/ Mike Kellogg                  By:    /s/ Robert A. Dwight
       -----------------------------            ----------------------------

       Mike Kellogg                             Bob Dwight
       -----------------------------            ----------------------------

Title: Executive Vice President          Title: Treasurer
       -----------------------------            ----------------------------